Exhibit 3.1

STATE OF NEVADA BARBARA K. CEGAVSKE SecretaJ) ' of Stare KIAmERLEY PERONDI Deputy Secrera1y for Commercial Recordings Commercial Recordings Division 202 N. Carson street Carson City, NV89701 - 4201 Telephone (77 5) 684 - 5708 Fax(775) 684 - 7138 OFFICEOF THE SECRETARY OF STATE AC PARTNERS, INC. NV Special Handling Instructions: FSC,AMEND DESS,EMAIL 02/06/2019 AP Charges Amount Price Qty Filing Date/Time Docwnent Nwnber Description $175.00 $175.00 1 1/28/2019 11:36:39 AM 20190039850 - 07 Amended Designation $175.00 Total Job:C20190129 - 2450 February 6,2019 Payments Amount Description Type $175.00 54947120464969020040201 Credit $175.00 Total Credit Balance: $0.00 Job Contents: File Stamped Copy 1 AC PARTNERS, INC. NV

Document Number 20190039850 - 07 Filed in the office of K. . Barbara K. Cegavske Secretary of State State of Nevada Filing Date and Time 01/28/201911:36 AM En ti ty Number C29846 - 2000 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City,Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955) USE BLACK INK ONLY • DONOT HIGHLIGHT 111111111111111111111111111 1111111111111 • I 50303 ƒ ABOVE SPACE IS FOR OFFICE USE ONLY. · Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78 . 1955 • After Issuance of Class or 1 _ . _ Name . of corporation: - ······ . · . · .· · ·· · - · · ··· ··· - · - · - · · ·· · · - / A C. Partners, Inc, . !!L . · · · - ·· - - · - · ·· . - · ---- · - ·· .. · · - · - ·· · · ........... · - · · - ·. . · ···· - · ·· ·· l ; . ... . . . ... i - · · • - - · -- -- · · · -- - .. - - - . . . . . _,. .. · - ·· - ·· ·• - - · • · · · ... .. . . . . . . . . , . · - · ·· - . _. .. , 2 . Stockholder approval pursuant to statute has been obtained. ; s e 3 . r i T e s h · e A c · l r a e s s f e o r e s d e s r t i o e o s k o . . f st . o . c . . k . . b .. e . in · • g • · a - m · · e · n • d · · e - · d · - : .. - · · - · .. . . .. . . . . ...... ,. . .. - . ··· · · ·· - . - . ·· · .. .. . .. . . . . .. . . . . . .. . . ... .... . . -- · ...... . • . ' I • ... .. .. .. .. . . - · · ·• - • "· ... . - ..... · -- · ····. · · ·· ·· - . ···· - · - · · · - ·· - " ·•· - • . - - .. ·· ·• • · - ··.. •• · ·· - ·· ·· - ·. • .....· - · ..· ·· ·· · ··· · · · - · • · · · ·· -- - · ·· ·· · ····· · · · · · ··· - ·· · · -- -- · - . · . · . · . .. ..... . . .. 1 4 . By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is: i Certifica te of Designation is restated to amend . the · voting and conversion rights of the class. ; • I I !.. - • • • •• • • - - - •• - •• • • - • - -- • - •• - • • - • • , . Y ... • •• • - -- - • W • -- .... - · - •••• • - •• - -- .. ,• - ••• H O ' W • • • • - -- •• • • • • - • - ••• · -- • - • - • -- - ---- • • - - •• • -- ••• .. - .• - • "' • - - - - • . , . • - . • - •• • • • - • •• • - . - .. - .. ••• - -- • • -- • - • _ • , ] , 5. Effective date of filing: (option I al) : • / 6. Signature : (required) ; X Signature of Officer (must not be later than 90 days after the certificate is filed) Filing Fee: $175.00 IMPORT ANT: Failure to · include ar,y of the above i nf ormation andsubmit with the proper feesmay cause this filing to be rejected. This form must be accomp1,nied by appropriate fees . PRINT Nevada Se<;telary ot Slale NRS Amend Designation • Alter Revised: 1 - S - 15

AC PARTNERS, INC UNANIMOUS WRJTTEN CONSENT OF BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING The undersigned, being all of the Directors (the "Directors") of AC Partners, Inc . a Nevada corporation (the " Corporation''), by unanimous written consent pursuant to the authority contained in the Nevada Corporations Code, in lieu of a special meeting of its Directors, hereby consent to the following resolutions and the actions described therein : RESTATEMENT OF SERIES A PREFERRED STOCK WHEREAS, the Directors deem it in the best interest of the Corporation to restate the Certificate of Designation of the Series A · Preferred Stock Pursuant to Section 78 . 1955 of the Nevada Revised Statutes Law to improve the capitalizatio , n of the Corporation, and WHEK . EAS, in accordance with the Nevada Corporations Code and the Corporation's Bylaws, the Corporation may restate the Certificate of l)esignations of the Series A Preferred Stock hy the unanimous written consent or its Directors . NOW, THEREFORE, RE TT RESOLVED, that pursuant to the provisions of the Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time} (which authorizes I 0 , 000 , 000 shares of preferred stock, par value $ 0 . 001 per share (the "Preferred Stock")), and the authority thereby vested in the Board, the rights of the Series A Preferred Stock may be, and hereby are, restated, and that the designation and number of shares of such series, anti the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the attached • Restated Certificate of Designation . RESO L VED, that the total authorized shares of the Series/ \ Preferred Sto< .: k will remain at one million ( 1 , 000 , 000 ) shares . GENERAL RESOLUTIONS RESOLVED, that any officer of the Corporation is hereby authorized and directed to take or cause to be taken all such further actions, to cause to be executed and delivered all such further agreements, documents, amendments, requests, reports, certificates, and other instruments, in the name and on behalf of the Corporation . and to take all such further action, as such officer executing the same in his or her discretion may consider nec e ssary or appropriate, in order to carry out the intent and purposes of the foregoing resolutions ; FURTII ER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast a · ta special meeting of the Directors, duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation . I l t t •

r Dated; Januar}j!L, 2019 BOARD OF DIRECTORS: Ken Boutilier Director Name Sworn to before me this7,{ day of January, 2019 - h ... CtL( \ Notary Public • Sharon MOffl5QO NOTARYPlJIUC . STATE OF FLORIDA Comm# GG220C5t E Excires 512112022 Peter Raider Director Name nirector Signature Sworn to before me this_ day of January, 2019 Notary Public

From:ALTAIR EQUIPMENT CORP 215 682 0284 01/28/2019 11:24 #114 P.006

Dated; January 24, 2019

BOARD OF DIRECTORS:

Ken Boutilier

Director Name Director Signature

Sworn to before me this __ day of January, 2019

Notary Public

Peter Raider

Director Name Director Signature

Sworn to before me this 24 day of January, 2019

Notary Public

LORI M. CALTABELLOTTA
NOTARY PUBLIC-STATE OF NEW YORK
No. 01CA6019640
Qualified in Westchester County
My Commission Expires February 08, 2019

AC PARTNERS, INC ACTION BY WRITTEN CONSENT OF SHAREHOLDERS OF AC PARTNERS, INC. IN LIEU OF SPECIAL MEETING WHEREAS, pursuant to the applicable statutes and Bylaws of this Corporation, it is 1.it:erm:d desirable and in the best interests of this Corporation that the following actions be taken hy the Shareholders or this Corporation pursuant to this Written Consent: NOW, THEREFORE BE IT RESOLVED that the undersigned Shareholders of this Corporation hereby consent to, approve and adopt the following : RESTATF.MF,NT OF SERIES A PREFERRED STOCK WHF . R F . AS, the Shareholders deem it in the best . interest of the Corporation to restate the Certificate of Designation of the Series A Preferred Stock Pursuant to Section · 78 . 1955 of the Nevada Revised Statutes Law to improve the capitalization of the Corporation, and WHEREAS, in accordance with the Nevada Corporations Code and Lhe Corporation's Bylaws, the Corporation may restate the Certificate of Designations oftht : Series A Preferred Stock by the written consent of its Shareholders . NOW , THEREFORE, BE IT RESOLVED, by written consent of the Shareholders, that pursuant to the provisions of the Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time) (which authorizes I 0 , 000 , 000 shares of preferred stock, par value $ 0 . 00 I per share (the "Preferred Stock")), and the authority thereby vested in the· Board, the rights of the Series A Preferred Stock may be, and hereby arc, restated, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the attached Restated Certificate of Designation . RESOLVED, by written consent of the Shareholders, that the total authorized shares of the Series A Preferred Stock will remain at one million ( 1 , 000 , 000 ) shares . GENERAL RESOLUTIONS RESOLVED, that any officer of the Corporation is hereby authorized and directed to take or cause to be taken all such further actions, to cause to be executed and delivered all such further agreements, documents , amendments, requests, reports, certificates, and other instruments, in the name and on behalf of the Corporation, and to take all such further action, as such officer executing the same in his or her discretion may consider necessary or appropriate, in order to carry out the intent and purposes of the foregoing resolutions ;

. - ······ · - · FURTHER RESOLVED, th at this Consent s hall have the same force and effect as a majority vote cast at a special meeting of the Shareholders , duly called, noticed, co n vened and held in accordance with the law, the Articles of Incorporation, and the Bylaw s of t he Corporation . This written conse nt shall be filed in the Min ute Book of this Corporati on and become part of the records of this Corporation . This written consent may be signed in counterpart and by fax . Dated ; January!:f_.. 2019 SHAREHOLD E RS: Ken Boutilier ------ - Number of Shares: s,/)J '100,000

SECRETARY'S CERTIFICATE REGARDING CORPORATE RESOLUTIONS FOR RESTATEMENT OF THE CERTIFICATE OF DESIGNATION OF PREFERRED SERIES A AND PREFERRED SERIES B STOCK I hereby certify that I am the Secretary of AC Partners, Inc a corporation duiy organized and existing under the laws of the State of Nevada, and that the attached resolutions are true copies adopted by the Board of Directors of said corporation at the direction and with the consent of the majority of the shareholders. ' Jhe resolutions were adopted at a meeting held January 24, 2019, and that such resolutions have not been rescinded or modified and are in full force and effect. RESOLVED, that the President, Vice President and the Treasurer of this Corporation, or any of such officers, he and they hereby are fully authoriztd and empowered to take action concerning the Restatement of the Certificate of Des i gnation of the Corporations Series A Preferred S1ock and lo make, execute, and deliver, under the corporate seal of this Corporation any and all written instruments necessary or proper to effectuate the authority hereby conferred. I further certify that the authority thereby conferred is not inconsistent with the Charter or Bylaws of this Corporat' n and that the following is a true and correct list of the officers of this Corporation as of the r senda and a record of the officers' signatures: Kenneth Routilier • IN WITNESS WHEiEOF, I hereunto set my hand and the Seal ofsaid Corporation this - ?::'r day of ; f - > · - c, · • , . : - -- - , ,,tr' Sworn to before me this::! day of January . 2019 Sheron Morrison NOTARY PUBLIC .. STATE OF FLORIDA Comm# GG220459 Expires 5/21/2022

RESTATED Certificate of Designation Preferred Stock Glass: Series A AC Partners, Inc. Pursuant to Section 78.1955 of the Nevada Revised Statutes Law AC Partners, Inc . , a corporation organized and existing under the General Corporation Law of the State of Nevada, (the "Compa , ny") . DOES HEREBY CERTIFY: That, the Board of Directors of the Company (the "Board of Directors" or the "Board"), pursuant to the authority of the Board of Directors as required by the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Company's previously authorized 10 , 000 , 000 shares of preferred stock, par value $ 0 . 001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, priv i leges , powers and restrictions thereof, as follows : I. DESIGNATION AND AMOUNT The designation of this series consists of one million ( 1 , 000 , 000 ) shares of Preferred Stock and is the Series A Preferred Stock (the 'Series A Preferred Stock") . II. CERTAIN DEFINITIONS For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the follow,ng meanings: a. "Common Stock" means the common stock of the Company, par value $0.001 per share, together with any securities into which the common stock may be reclassified.

b. "Corporation" means the collective reference to the Company and its successors in interest. c. " Holder" shall mean the holder or owner of shares or his/her designee or assigns . d. "Securities Exchange" means any one of the New York Stock Exchange, NYSE, AMEX , NASDAQ, OTC Bulleting Board, OTM Markets or any other securities exchange or recognized quotation service in the United States where the Corporation's Common Stock may be traded . e. "Series A Preferred Stock " shall mean the one million ( 1 , 000 , 000 ) shares of # Series A Preferred Stock authorized for issuance · pursuant to the Cert i ficate of Designation. f. ''Trading Day " shall mean any day on which the Common Stock i s traded for any period on the Securities Exchange or other securities market on wh i ch the Common Stock is then being traded. DIVIDENDS The Holder of Series A Preferred Stock will not be entitled to receive dividends of any Ill. kind, including but not limited to and dividends paid on Common Stock . IV. CONVERSION The Holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock at the conversion ration of one hundred (100) shares of Common Stock for each single (1) share of Series A Preferred Stock . Shares of Series A Preferred Stock are ant i - di l utive to reverse splits, and therefore in the case of a reverse split , are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split . The conversion rate of the Series A Preferred Stock would increase proportionately in the case of fo,ward splits, and may not be diluted by a reverse split following a fo,ward split . V. LIQUIDATION PREFERENCE

The Series A Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary · or involuntary equal to the number of shares of Common Stock as if all Series APreferred Shares remaining issued and outstanding were converted to Common Stock. VI. VOTING RIGHTS a. If at least one share of Series A Preferred Stock is issued and outsta ' nding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number ,shall have voting rights equal to three (3) times the sum of : L The total number of shares of Common Stock which are issued and outstanding at the time of voting, plus, i i . the total number of votes granted to any preferred stock series which are issued and outstanding at the time of voting . b. Each individual share of Series A Preferred Stock shall have the voting rights equal to three times the sum of all shares of Common Stock issued and outstanding at the time of voting plus the cumulative voting r i ghts of all preferred stock series issued and outstanding at the time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at VII. a. the time of voting. MISCELLANEOUS Lost or Stolen Certificates. Upon receipt by the Corporation of {i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemn i ty (without and bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series A Preferred Stock Certificate(s) {surrendered for cancellation), the Corporation shall execute and deliver new Series A Stock Certificate(s} of like tenor and date . However, the

Corporat i on shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock . b. Waiver . Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holder thereof) upon the written consent of the Holder . c. Notices . Any notices required or permitted to be g i ven under the terms hereof shall be sent by certified or registered ma il (ret , urn receipt requested) or delivered personally, by nationally recogn i zed overnight carrier or by confirmed facs i mile transmission or by confirmed email transmission, and shall be effective five days after being placed in the mail , if mailed, or upon rece i pt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile or email transmission , in each case addressed to party .